UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2012 (April 9, 2012)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Five Radnor Corporate Center, Suite 500

100 Matsonford Road, Radnor, Pennsylvania 19087

(Address of principal executive office) (Zip Code)

(610) 975-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Chief Purchase Agreement

On April 9, 2012, Penn Virginia Resource Partners, L.P. (the “Partnership”) and PVR Marcellus Gas Gathering LLC, an indirect wholly-owned subsidiary of the Partnership (“PVR Marcellus”), entered into a membership interest purchase and sale agreement (the “Chief Purchase Agreement”), pursuant to which PVR Marcellus agreed to acquire (the “Chief Acquisition”) all of the membership and other equity interests in Chief Gathering LLC (“Chief”) from Chief E&D Holdings LP (the “Seller”) for a base purchase price of $1.0 billion, payable to the Seller in a combination of $800.0 million in cash and $200.0 million of a new class of limited partner interests in the Partnership (the “Special Units”), subject to adjustment as provided in the Chief Purchase Agreement. The Special Units are substantially similar to the common units representing limited partner interests in the Partnership (the “Common Units”), except that the Special Units shall neither pay nor accrue distributions for six consecutive quarterly distributions commencing with the first quarterly distribution whose record date occurs after the date of closing of the Chief Acquisition (the “Chief Closing”), and ending on the first business day after the record date for the sixth such quarterly distribution, upon which date the Special Units shall convert automatically into Common Units. The issuance of the Special Units pursuant to the Chief Purchase Agreement will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

The Special Units will represent a separate class of the Partnership’s limited partner interests. The number of Special Units to be issued at the Chief Closing, prior to adjustment, will be determined by dividing $200.0 million by the Equity Price. The Equity Price is defined as $23.66 (the 30-trading day volume weighted average price of a Common Unit, determined as of April 9, 2012), minus six times the amount of the Partnership’s cash distribution per Common Unit to be declared for the first quarter of 2012. The Special Units will be entitled to vote together as a single class with the Common Units on any matter for which the holders of Common Units are entitled to vote, and as a separate class on any matter that disproportionately and adversely affects the rights or preferences of the Special Units in relation to other classes of limited partner interests in the Partnership. Each Special Unit will be entitled to the number of votes equal to the number of Common Units into which a Special Unit is convertible at the time of the record date for the vote on the matter for which the Special Units are entitled to vote. The Special Units may not be transferred for nine months following their issuance without the prior approval of the Partnership except to an affiliate of the holder thereof. The Special Units are subject to early conversion by the Partnership or a holder of Special Units in connection with certain events, including a sale of all or substantially all of the Partnership’s assets to any third party or a transaction that results in any party, other than the holders of Common Units immediately prior to such transaction, acquiring a majority of the Common Units or other securities of the surviving entity or any voting securities that are not subject to the voting limitations applicable to Common Units under the Partnership’s limited partnership agreement or similar restrictions.

The base purchase price is subject to adjustment to reflect, among other things, the repayment of outstanding indebtedness of Chief as of the Chief Closing and a January 1, 2012 acquisition date for economic purposes.

The Chief Purchase Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Chief Purchase Agreement.

Pursuant to the Chief Purchase Agreement, the Partnership has agreed to enter into a registration rights agreement with the Seller at the Chief Closing pursuant to which the Partnership may be required to file and maintain a shelf registration statement with respect to the resale of the Common Units issuable upon conversion of the Special Units on the terms and conditions set forth therein.

The Chief Closing is subject to customary closing conditions, including compliance with the applicable requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. The Partnership expects the Chief Closing to occur in the second quarter of 2012. The Chief Closing is not conditioned on the Class B Unit Transaction or the PIPE Transaction as described below.

A copy of the Chief Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Chief Purchase Agreement in this

Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Unit Purchase Agreements

Class B Unit Purchase Agreement. On April 9, 2012, the Partnership entered into a Class B Unit Purchase Agreement (the “Class B Unit Purchase Agreement”) with Riverstone V PVR Holdings, L.P. (the “Riverstone Investor”) and Riverstone Global Energy and Power Fund V (FT), L.P. to sell $400.0 million of Class B Units, a new class of limited partner interest in the Partnership (“Class B Units”), in a private placement to the Riverstone Investor (the “Class B Unit Transaction”). The number of Class B Units to be issued at the closing of the Class B Unit Transaction will be determined by dividing $400.0 million by a per unit price of $18.91 (the “Class B Unit Price”) per unit less the product of (1) the amount of the Partnership’s cash distribution per Common Unit to be declared for the first quarter of 2012 and (2) a fraction, the numerator of which is the number of days in the period from April 9, 2012 to the date that such distribution is paid, and the denominator of which is 91 days. The Partnership will use the proceeds from the private placement to fund a portion of the cash purchase price for the Chief Acquisition. The issuance of the Class B Units pursuant to the Class B Unit Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

The closing of the Class B Unit Transaction is subject to certain conditions, including the concurrent Chief Closing and the absence of a Closing Material Adverse Effect (as defined the Class B Unit Purchase Agreement).

The Class B Units will represent a separate class of the Partnership’s limited partner interests. The Class B Units will share equally with the Common Units with respect to the payment of distributions but, until they convert into Common Units, such distribution will be paid in additional Class B Units unless the Partnership elects to pay the distributions on the Class B Units in cash. The number of Class B Units issued to pay each distribution will be based upon the volume-weighted average price of a Common Unit for the 30 trading days preceding the date the distributions are declared. In the event of a liquidation, unit exchange, merger, consolidation or similar event, each Class B Unit (prior to its eligibility for conversion as described below) will be entitled to receive the greater of (1) the amount of cash or property distributed in respect of each Common Unit and (2) an amount of cash or property having a value equal to the Class B Unit Price. The Riverstone Investor will be entitled to designate for appointment to the board of directors of the general partner of the Partnership two designees for so long as the Riverstone Investor owns Class B Units, and thereafter, for so long as the Common Units that the Riverstone Investor acquires upon conversion of the Class B Units constitute at least 10% of the total number of Partnership units outstanding. These directors will not be entitled to compensation from the Partnership.

The Class B Units may be converted into Common Units on a one-for-one basis at the option of the holder in the following amounts and subject to the following conditions: (1) 50% of the outstanding Class B Units may be converted after January 1, 2014, provided that the volume-weighted average price of the Common Units for the 30 trading days (the “30-day VWAP”) preceding any date during the quarter ending December 31, 2013 exceeded $30 per Common Unit; (2) 50% of the outstanding Class B Units may be converted after April 1, 2014, provided that the 30-day VWAP exceeded $30 per Common Unit on any day during the quarter ending March 31, 2014; and (3) amounts of Class B Units having a minimum value of $50.0 million calculated using the 30-day VWAP preceding the date of calculation at any time on or after July 1, 2014. In addition, the Partnership may elect to convert all (but not less than all) outstanding Class B Units into Common Units on a one-for-one basis at any time on or after July 1, 2014. The number of Class B Units is subject to adjustment for issuances below the Class B Unit Price prior to conversion on a weighted average basis, unit splits and unit combinations.

The Class B Units will have the same voting rights as if they were outstanding Common Units and will be entitled to vote as a separate class on any matters that materially adversely affect the rights or preferences of the Class B Units in relation to other classes of limited partner interests in the Partnership or as required by law.

Pursuant to the Class B Unit Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with the Riverstone Investor in connection with the closing of the Class B Unit Transaction, pursuant to which the Partnership will file and maintain a registration statement with respect to the resale of the Common Units issuable upon conversion of the Class B Units on the terms and conditions set forth therein.

The Class B Unit Purchase Agreement contains customary representations, warranties and covenants, including indemnification provisions, subject to the limitations set forth therein.

PIPE Purchase Agreement. On April 9, 2012, the Partnership entered into a Common Unit Purchase Agreement (the “PIPE Purchase Agreement”) with the purchasers named therein (the “PIPE Purchasers”) to sell $180.0 million of Common Units in a private placement (the “PIPE Transaction”). The number of Common Units to be issued at the closing of the PIPE Transaction will be determined by dividing $180.0 million by a per unit price of $20.50 per unit, which will be reduced by the Partnership’s first quarter 2012 distribution in respect of its Common Units if the closing of the PIPE Transaction is after the record date for such distribution. The Partnership will use the proceeds from the private placement to fund a portion of the cash purchase price for the Chief Acquisition. The issuance of the Common Units pursuant to the PIPE Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

The closing of the PIPE Transaction is subject to certain conditions including the concurrent Chief Closing, the closing of the Class B Unit Transaction and receipt of proceeds from the Bridge Loan, as described below, or other comparable or more favorable debt financing.

Pursuant to the PIPE Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with the PIPE Purchasers in connection with the closing of the PIPE Transaction, pursuant to which the Partnership will file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.

The PIPE Purchase Agreement contains customary representations, warranties and covenants, including indemnification provisions, subject to the limitations set forth therein.

Copies of the Class B Unit Purchase Agreement and the PIPE Purchase Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, are incorporated herein by reference and are hereby filed. The descriptions of the Class B Unit Purchase Agreement and the PIPE Purchase Agreement in this Current Report on Form 8-K are summaries and are qualified in their entirety by reference to the complete text of such agreements.

Bridge Commitment

In connection with the Chief Acquisition, the Partnership obtained a commitment (the “Bridge Commitment”) from the Royal Bank of Canada to arrange certain senior unsecured bridge loans (the “Bridge Loan”), in an aggregate amount up to $220.0 million (the “Committed Amount”). The Bridge Commitment will expire upon the earliest to occur of (1) the termination date as defined in the Chief Purchase Agreement (as the same may be extended thereunder), (2) the consummation of the Chief Acquisition without use of the Bridge Loan or (3) August 9, 2012. The Bridge Loan is available to backstop a portion of the Chief Acquisition purchase price that the Partnership expects to fund with the net proceeds of the issue and sale of senior unsecured notes (the “Senior Notes”), in the event that the sale of the Senior Notes is not consummated or the net proceeds thereform are insufficient to fund the portion of the Chief Acquisition purchase price expected to be financed thereby.

Amendment to Existing Credit Facility

The Partnership, PVR Finco LLC, a wholly owned subsidiary of the Partnership (“Finco”), and certain other affiliates of the Partnership, are party to that certain Amended and Restated Credit Agreement, dated as of August 13, 2010, under which Finco is the borrower and the Partnership is a guarantor (as amended, the “Existing Credit Agreement”), whereby the lenders thereto agreed to provide a $1,000,000,000 revolving credit facility to Finco. In connection with the Chief Acquisition, the Partnership, Finco, and certain other affiliates of the Partnership, expect to enter into an amendment to the Existing Credit Agreement to, among other things, allow for certain modifications to facilitate the Chief Acquisition (the “Existing Credit Agreement Amendment”). Specifically, the Existing Credit Agreement Amendment is expected to modify certain covenants, including, but not limited to, covenants relating to permitted indebtedness, permitted liens and certain financial covenants, in order to permit the Partnership to enter into the Bridge Loan and to incur other indebtedness in order to finance the Chief Acquisition.

There is no assurance that Finco will obtain the consent of the necessary lenders under the Existing Credit Agreement or enter into the Existing Credit Agreement Amendment.

Backstop Credit Facility

The Partnership has obtained a commitment (the “Revolving Backstop Commitment”) from RBC Capital Markets, LLC and PNC Capital Markets LLC (together, the “Joint Lead Arrangers”) whereby the Joint Lead Arrangers agreed to structure, arrange and syndicate a senior revolving credit facility in an aggregate amount of up to $1,000,000,000 (the “Backstop Credit Facility”) to, among other things, refinance the Existing Credit Agreement in the event that the Existing Credit Agreement Amendment is not consummated as described above. The terms of the Backstop Commitment permit the Chief Acquisition and permit the Partnership, and one or more of its subsidiaries, to enter into the Bridge Loan and to incur other indebtedness in order to finance the Chief Acquisition.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above under the headings “Chief Purchase Agreement” and “Unit Purchase Agreements” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Membership Interest Purchase and Sale Agreement by and among Chief E&D Holdings LP, as Seller, Chief Gathering LLC, the Company, PVR Marcellus Gas Gathering LLC, as Buyer, and Penn Virginia Resource Partners, L.P., as Issuer, dated April 9, 2012*

10.1	Class B Unit Purchase Agreement, dated April 9, 2012, by and among Penn Virginia Resource Partners, L.P., Riverstone V PVR Holdings, L.P. and Riverstone Global Energy and Power Fund V (FT), L.P.

10.2	Common Unit Purchase Agreement, dated April 9, 2012, by and among Penn Virginia Resource Partners, L.P. and the purchasers named therein

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By: Penn Virginia Resource GP, LLC Its General Partner

Dated: April 12, 2012	By:	/S/ BRUCE D. DAVIS, JR.
Name: Bruce D. Davis, Jr. Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

2.1	Membership Interest Purchase and Sale Agreement by and among Chief E&D Holdings LP, as Seller, Chief Gathering LLC, the Company, PVR Marcellus Gas Gathering LLC, as Buyer, and Penn Virginia Resource Partners, L.P., as Issuer, dated April 9, 2012*

10.1	Class B Unit Purchase Agreement, dated April 9, 2012, by and among Penn Virginia Resource Partners, L.P., Riverstone V PVR Holdings, L.P. and Riverstone Global Energy and Power Fund V (FT), L.P.

10.2	Common Unit Purchase Agreement, dated April 9, 2012, by and among Penn Virginia Resource Partners, L.P. and the purchasers named therein

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.